UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 15, 2005
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-32157 (Commission File Number)	84-1318182 (IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Definitive Material Agreement
SIGNATURES

Item 1.01 Entry into A Definitive Material Agreement
On November 15, 2005, ADVENTRX Pharmaceuticals, Inc. (the “Company”) executed an agreement with Pharm-Olam International Ltd. (“Pharm-Olam”) with an effective date of March 29, 2005 (the “Clinical Protocol Agreement”). Pursuant to the terms of the Clinical Protocol Agreement, the Company engaged Pharm-Olam to (i) set up and monitor the Company’s trial sites for its European Union based CoFactor™ Phase IIb trial for metastatic colorectal cancer (the “Phase IIb Trial”), (ii) perform product assessment, (iii) conduct the Phase IIb Trial and (iv) carry out other clinical research organization services. Pharm-Olam shall apply quality control systems as part of standard operating procedures to ensure as reasonably practicable, the Phase IIb study is conducted, that the study data is generated, recorded and reported, and that all investigative centers are closed in compliance with the study protocol, good clinical practice and all applicable regulatory requirements. Either party may terminate the Clinical Protocol Agreement for a material breach that is not cured within 30 days of notice of such breach or if, based on independent medical advice, it is in the best interests of patients in the Phase IIb Trial. In addition, the Company may terminate the Clinical Protocol Agreement with 60-days’ notice of a serious adverse event. The Clinical Protocol Agreement may not be terminated for convenience.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Carrie E. Carlander
	Name:	Carrie E. Carlander
	Title:	Chief Financial Officer, Vice President Finance, Secretary and Treasurer November 18, 2005